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                                                                 EXHIBIT 23.2









                                  Exhibit 23.2

       Consents of Independent Public Accountants and Independent Auditors



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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 401(k) Profit-Sharing Plan of CytRx Corporation of our reports (a) dated February 19, 1997, with respect to the consolidated financial statements of CytRx Corporation incorporated by reference in its Annual Report (Form 10-K/A) and the related financial statement schedule included therein and (b) dated May 29, 1997, with respect to the financial statements and schedules of the CytRx Corporation 401(K) Profit Sharing Plan included in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP
                                                   ---------------------
                                                   ERNST & YOUNG LLP



Atlanta, Georgia
July 15, 1997



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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 21, 1997 with respect to the consolidated financial statements of Zynaxis, Inc. and subsidiaries for the year ended December 31, 1996 included in CytRx Corporation's Amendment No. 1 to Form 8-K filed on June 3, 1997 and to all references to our Firm included in this Form S-8 Registration Statement.


                                              /s/ Arthur Andersen LLP
                                              -----------------------
                                              ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  July 18, 1997